 EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To The Board of Directors

Intelgenx Technologies Corp. (Formerly Big Flash Corporation)

We hereby consent to the use in this Registration Statement No. 333-143657, form SB-2/A (Amendment No. 2) of Intelgenx Technologies Corp. of our report dated March 22, 2007 relating to the consolidated financial statements of Intelgenx Technologies Corp. (Formerly Big Flash Corporation) for the year ended December 31, 2006 and the year ended December 31, 2005 which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Signed: RSM Richter LLP

Chartered Accountants

Montreal, Quebec
August 17, 2007